CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 3372014) of Hilite Industries, Inc. of our report dated August 12, 1997, except as to the last paragraph of Note 7, which is as of September 18, 1997, appearing on page F-1 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Dallas, Texas
September 29, 1997